UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 2, 2012

KRANEM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-53563	02-0585306
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

560 S. Winchester Blvd., Suite 500
San Jose, CA 95128
(Address of principal executive offices)

(650) 319-6743
(Registrant's telephone number, including area code)

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed by Kranem Corporation on November 8, 2012, or the Form 8-K/A, is being filed to elaborate on the Company’s prior disclosure with regard to its internal controls and procedures, and to file with the Securities and Exchange Commission, or the Commission, the accountant’s letter required under Item 304(a)(3) of Regulation S-K.

Item 4.01. Changes in Registrant’s Certifying Accountant

On November 8, 2012, Kranem Corporation, or the Company, filed with the Commission a Current Report on Form 8-K disclosing that the Company and its independent registered public accounting firm, De Joya Griffith & Company, LLC (“De Joya Griffith”), had not been able to resolve issues relating to amounts due for services, that on November 2, 2012, De Joya Griffith delivered to the Company a letter of resignation, and that it was the Company’s position that De Joya Griffith was dismissed as of that date.

In accordance with Item 304(a)(1)(v), we note that our annual report on Form 10-K for the year ending De-cember 31, 2011, as amended, included our management’s assessment of the effectiveness of our internal controls over financial reporting, based in part on communications and advice from De Joya Griffith. Our assessment identified certain material weaknesses in our internal controls which were noted in our disclosure on Form 10-K, under Item 9A, Controls and Procedures.

As required by Item 304(a)(3) of Regulation S-K, we provided a copy of our Form 8-K and of this Form 8-K/A, to De Joya Griffith and requested that it furnish us with a letter addressed to the Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. De Joya Griffith has provided the letter which is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

16.1	Letter from De Joya Griffth & Company, LLC, dated November 20, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2012

KRANEM CORPORATION

By:	/s/ Edward Miller
Name:	Edward Miller
Title:	Chief Financial Officer